Forest Service

Washington Office-
National Technology and Development Program

5785 Highway 10 West
Missoula, MT 59808

444 East Bonita Avenue
San Dimas, CA 91773

File Code: 5162
Date: December 20, 2022

Steve Conboy
Mighty Fire Breaker
5050 Commerce Blvd
Rohnert Park, CA 92008

Steve:

The mammalian toxicity tests on Mighty Fire Breaker Citrotech-31 (formulation identification #MFB-31-CITROTECH-WF12), have been completed in accordance with Forest Service Specification 5100-304d. Results are summarized in the attached table. A complete set of reports of the testing are being sent to you via electronic mail, for report and traceability purposes 22-HS-10 is the mixed product (as delivered).

Acute oral toxicity test results for the mixed product is greater than 5000 mg/kg of body weight. These results are acceptable. Acute dermal toxicity test results for mixed product are greater than 2020 mg/kg of body weight. These results are acceptable.

Primary eye irritation test results for single-washed eyes exposed to the mixed product are classified as practically non-irritating. These results are acceptable.

Primary dermal irritation test scores are 0.0 (non-irritating) for the mixed product. These results are acceptable.

If you have any questions related to this work, please contact me.

Sincerely,

Hunter Jones

HUNTER JONES
Chemist
Wildland Fire Chemical Systems
hunter.jones@usda.gov
406-829-6810

Table 1
Summary of Mammalian Toxicity Tests
Mighty Fire Breaker Citrotech-31
Formulation Identification #MFB-31-CITROTECH-WF12

Requirements		Performance	
Concentrate	Mixed Fire Chemical	Concentrate	Mixed Fire Chemical
		Not applicable	**22-HS-10**
	Acute Oral Toxicity		
LD_{50}>500 mg/Kg. If $LD_{50}\geq$50, but <500, recommend protective gear and safe handling procedures. No $LD_{50}\leq$ 50 mg/Kg is acceptable	LD_{50}>5000 mg/Kg	Not tested	LD_{50}>5000 mg/Kg
	Acute Dermal Toxicity		
LD_{50}>2000 mg/Kg. If $LD_{50}\geq$200, but <2000, recommend protective gear and safe handling procedures. No $LD_{50}\leq$ 200 mg/Kg is acceptable	LD_{50}>2000 mg/Kg	Not tested	LD_{50}>2020 mg/Kg
	Primary Eye Irritation – Single-washed Eyes (24 hrs)		
Mildly irritating. If more irritating, recommend protective gear and safe handling procedures.	Mildly irritating.	Not tested	Practically non-irritating Irritation score: 1.3 Toxicity category: IV
	Primary Dermal Irritation		
Primary irritation score: <5.0 If more irritating, recommend protective gear and safe handling procedures.	Primary irritation score: <5.0	Not tested	Non-irritating score: 0.0 Toxicity category: IV